Exhibit 99.23(H)(1)

                           CO-ADMINISTRATION AGREEMENT

         This CO-ADMINISTRATION AGREEMENT (the "Agreement") is made as of May 21, 1999 by and among STEPHENS INC. ("Stephens"), NATIONSBANC ADVISORS, INC. ("NBAI") and NATIONS MASTER INVESTMENT TRUST (the "Master Trust").

         WHEREAS, the Master Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Master Trust desires to retain Stephens and NBAI to render certain administrative and other services for the investment portfolios of the Master Trust listed on Schedule I (individually, a "Master Portfolio" and collectively, the "Master Portfolios"), and Stephens and NBAI are willing to render such services.

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the parties hereto as follows:

         1. Appointment.

              (a) The Master Trust hereby appoints Stephens to act as Co-Administrator of the Master Portfolios and Stephens hereby accepts such appointment and agrees to render such services and duties set forth in Paragraph 3, for the compensation and on the terms herein provided. Absent written notification to the contrary by the Master Trust, NBAI or Stephens, each new investment portfolio established in the future by the Master Trust shall automatically become a "Master Portfolio" for all purposes hereunder as if listed on Schedule I.

              (b) The Master Trust also hereby appoints NBAI to act as Co-Administrator of the Master Portfolios, and NBAI hereby accepts such appointment and agrees to render such services and duties set forth in Paragraph 4, for the compensation and on the terms herein provided. Absent written notification to the contrary by either the Master Trust or NBAI, each new investment portfolio established in the future by the Master Trust shall automatically become a "Master Portfolio" for all purposes hereunder as if listed on Schedule I.

         2. Delivery of Documents. The Master Trust has furnished Stephens and NBAI with copies properly certified or authenticated of each of the following:

              (a) The Master Trust's most recent Post-Effective Amendment to its Registration Statement on Form N-1A (the "Registration Statement") under the 1940 Act (File No. 811-09347), as filed with the Securities and Exchange Commission (the "SEC") relating to interests in the Master Portfolios (the "Interests");

              (b) The Master Portfolios' most recent Prospectus(es); and

              (c) The Master Portfolios' most recent Statement(s) of Additional Information.

         The Master Trust will furnish Stephens and NBAI from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing. Furthermore, the Master Trust will provide Stephens and NBAI with any other documents that Stephens and NBAI may reasonably request and will notify Stephens and NBAI as soon as possible of any matter materially affecting either Stephens' or NBAI's performance of its services under this Agreement.

         3. Duties as Co-Administrator. Subject to the supervision and direction of the Board of Trustees of the Master Trust, Stephens, as Co-Administrator, will assist in supervising various aspects of the Master Trust's administrative operations and undertakes to perform the following specific services from and after the effective date of this Agreement:

              (a) Maintaining office facilities for the Master Trust (which may be in the offices of Stephens or a corporate affiliate);

              (b) Furnishing clerical services, internal executive and administrative services and stationery and office supplies in connection with the foregoing;

              (c) Assist in furnishing statistical and research data and data processing services in connection with the foregoing;

              (d) Furnishing corporate secretarial services, including assisting in the coordination of the preparation and distribution of materials for Board of Trustees meetings;

              (e) Providing the services of certain persons who may be appointed as officers of the Master Trust by the Master Trust's Board of Trustees;

              (f) Assist in coordinating the provision of legal advice and counsel to the Master Trust with respect to regulatory matters, including monitoring regulatory and legislative developments which may affect the Master Trust and assisting in the strategic response to such developments, counseling and assisting the Master Trust in routine regulatory examinations or investigations of the Master Trust, and working closely with outside counsel to the Master Trust in connection with any litigation in which the Master Trust is involved;

              (g) Assist in coordinating the preparation of reports to the Master Trust's interestholders of record and the SEC including, but not necessarily limited to, Annual Reports and Semi-Annual Reports and on Form N-SAR, if applicable;

              (h) Coordinating with the Master Trust regarding the jurisdictions in which the Interests shall be registered or qualified for sale, if any, and, in connection therewith, being responsible for the registration or qualification and the maintenance of such registration or qualification of Interests for sale under the securities laws of any state. Payment of Interest registration fees and any fees for qualifying or continuing the qualification of the Master Trust or any Master Portfolio as a dealer or broker shall be made or reimbursed by the Master Trust or that Master Portfolio, respectively;

              (i) Assisting in the preparation and filing on a timely basis of various reports, registration statements and post-effective amendments thereto, and other documents required by federal, state and other applicable laws and regulations, other than those filed or required to be filed by NBAI or the Master Portfolios' Sub-Advisers or Custodian;

              (j) Performing certain compliance procedures for the Master Trust which will include, among other matters, monitoring compliance with personal trading guidelines by the Master Trust's Board of Trustees; and

              (k) Generally assisting in all aspects of the Master Trust's operations.

         In performing all services under this Agreement, Stephens shall (i) act in conformity with: the Master Trust's Declaration of Trust, the 1940 Act and the rules thereunder, and other applicable laws and regulations, as the same may be amended from time to time, and the Master Trust's Registration Statement, as such Registration Statement may be amended from time to time; (ii) consult and coordinate with the Master Trust, as necessary and appropriate; and (iii) advise and report to the Master Trust, as necessary or appropriate, with respect to any compliance matters that come to its attention.

         Stephens represents and warrants to the Master Trust that it will use reasonable efforts to perform its duties and obligations under this Agreement without: (a) any failure of its computer systems, or those used by it in the performance of its duties hereunder, to properly record, store, process, calculate or present calendar dates falling on and after, and time spans including, January 1, 2000 as a result of the occurrence of, or use of data containing, such date; (b) any failure of its computer systems, or those used by it in the performance of its duties hereunder, to calculate any information dependent on or relating to dates on or after January 1, 2000; or (c) any loss of functionality or performance with respect to the maintenance of records or processing of data containing dates falling on or after January 1, 2000 ((a), (b), and (c) above shall be referred to as "Y2K Failures"). Notwithstanding the above, Stephens shall not be liable for any Y2K Failures caused by Y2K Failures in a third party system with which Stephens interfaces or from which Stephens receives data in connection with the performance of its duties hereunder.

         In performing its services under this Agreement, Stephens shall cooperate and coordinate with NBAI as necessary and appropriate and shall provide such information as is reasonably necessary or appropriate for NBAI to perform its responsibilities to the Master Trust.

         4. Duties as Co-Administrator. Subject to the supervision and direction of the Board of Trustees of the Master Trust, NBAI, as Co-Administrator, will assist in supervising various aspects of the Master Trust's administrative operations and undertakes to perform the following specific services, from and after the effective date of this Agreement:

              (a) providing accounting and bookkeeping services (including the maintenance for the periods prescribed by Rule 31a-2 under the 1940 Act of such accounts, books and records of the Master Trust as may be required by Section 31(a) of the 1940 Act and the rules thereunder). NBAI further agrees that all such records which it maintains for the Master Trust are the property of the Master Trust and further agrees to surrender promptly to the Master Trust any of such records upon the Master Trust's request;

              (b) valuing each Master Portfolio's assets and calculating the net asset value and the net income of the Interests of each Master Portfolio in accordance with the Master Trust's current Prospectus(es), applicable pricing procedures and resolutions of the Master Trust's Board of Trustees, provided, that in performing such services, NBAI shall obtain security market quotes from independent pricing services, or if such quotes are unavailable, obtain such prices from the Master Portfolios' Sub-Advisers;

              (c) maintaining a listing of all holders of Interests of each Master Portfolio, including the number and amount of the Interests held by each holder, based upon daily or periodic allocations of Master Portfolio assets, and provide such other services in the nature of transfer agency services as the parties may agree from time to time;

              (d) accumulating information for reports to the Master Trust's interestholders of record and the SEC including, but not necessarily limited to, Annual Reports and Semi-Annual Reports and on Form N-SAR, if applicable;

              (e) preparing and filing on a timely basis the Master Trust's tax returns and other tax filings;

              (f) monitoring the development and implementation of certain compliance procedures for the Master Trust including, but not limited to, monitoring (i) each Master Portfolio's status as a regulated investment company under Sub-Chapter M of the Internal Revenue Code of 1986, as amended, including performing, on a monthly basis and based upon information provided by the Master Portfolio's Sub-Advisers, the 90% gross income and asset diversification tests derived from such Sub-Chapter; and (ii) compliance by each Master Portfolio with its investment objective, policies and restrictions, and applicable laws and regulations;

              (g) preparing and furnishing to the Master Trust monthly broker security transaction summaries and monthly security transaction listings and (at the Master Trust's request) performance information (including yield and total return information) calculated in accordance with applicable U.S. securities laws and reporting to external databases such information as may reasonably be requested;

              (h) assisting the Master Trust and its agents in their accumulation and preparation of materials for the Board of Trustees' meetings and for regulatory examinations and inspections of the Master Trust, to the extent such materials relate to the services being performed for the Master Trust by NBAI; and

              (i) coordinate the provisions of services to the Master Trust by other service providers to the Master Trust, including the custodian.

         In performing all services under this Agreement, NBAI shall (i) act in conformity with the Master Trust's Declaration of Trust; the 1940 Act and the rules thereunder, and other applicable laws and regulations, as the same may be amended from time to time; and the Master Trust's Registration Statement, as such Registration Statement may be amended from time to time, (ii) consult and coordinate with the Master Trust, as necessary and appropriate, and (iii) advise and report to the Master Trust, as necessary or appropriate, with respect to any compliance matters that come to its attention.

         NBAI represents and warrants to the Master Trust that it will use reasonable efforts to perform its duties and obligations under this Agreement without: (a) any failure of its computer systems to properly record, store, process, calculate or present calendar dates falling on and after, and time spans including, January 1, 2000 as a result of the occurrence of, or use of data containing, such date; (b) any failure of its computer systems to calculate any information dependent on or relating to dates on or after January 1, 2000; or (c) any loss of functionality or performance with respect to the maintenance of records or processing of data containing dates falling on or after January 1, 2000 ((a), (b), and (c) above shall be referred to as "Y2K Failures"). Notwithstanding the above, NBAI shall not be liable for any Y2K Failures caused by Y2K Failures in a third party system with which NBAI interfaces or from which NBAI receives data in connection with the performance of its duties hereunder including, without limitation, the system of any sub-administrator engaged pursuant to Paragraph 4.

         In connection with its duties under this Paragraph 4, it is understood and agreed that NBAI may, at its own expense, enter into sub-administration agreements with other service providers and the Master Portfolio(s), provided that each such service provider agrees with NBAI and the Master Portfolio(s) to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder. In addition, upon notice to the Board of Trustees of the Master Trust, the parties agree that NBAI may from time to time assume some or all of Stephens' duties set forth in Paragraph 3 above.

         In performing its responsibilities under this Agreement, NBAI shall cooperate and coordinate with Stephens as necessary and appropriate and shall provide such information within its possession or control as is reasonably necessary or appropriate to Stephens to enable it to perform its responsibilities to the Master Trust.

         5. Compensation.

              (a) Stephens shall bear all expenses in connection with the performance of its services under this Agreement, except those enumerated in Paragraph 5(a)(2) below.

                  (1) Stephens will from time to time employ or associate with such person or persons as Stephens may believe to be particularly suited to assist it in performing services under this Agreement. Such person or persons may be officers and employees of both Stephens and the Master Trust. The compensation of such person or persons shall be paid by Stephens and no obligation shall be incurred on behalf of the Master Trust or NBAI in such respect.

                  (2) Stephens shall not be required to pay any of the following expenses incurred by the Master Trust: investment advisory expenses; costs of printing and mailing stock certificates, prospectuses, reports and notices; interest on borrowed money; brokerage fees and commissions; taxes and fees payable to federal, state and other governmental agencies; fees of Trustees of the Master Trust who are not affiliated with Stephens; outside auditing expenses; outside legal expenses; fees of any other service provider to the Master Trust; or other expenses not specified in this Section 5(a) which may be properly payable by the Master Trust and which are approved by the Master Trust's President or Treasurer.

                  (3) The Master Trust will compensate Stephens for its services rendered pursuant to this Agreement in accordance with Schedule A. In addition, the Master Trust shall reimburse Stephens for certain reasonable out-of-pocket distributions made in connection with fulfilling its obligations under the Agreement. The items eligible for reimbursement are set forth on Schedule A.

              (b) NBAI shall bear all expenses in connection with the performance of its services under this Agreement, except those enumerated in 5(b)(2) below.

                  (1) NBAI will from time to time employ or associate with such person or persons as NBAI may believe to be particularly suited to assist it in performing services under this Agreement. Such person or persons may be officers and employees of both NBAI and the Master Trust. The compensation of such person or persons shall be paid by NBAI and no obligation shall be incurred on behalf of the Master Trust or Stephens in such respect.

                  (2) NBAI shall not be required to pay any of the following expenses incurred by the Master Trust: investment advisory expenses; costs of printing and mailing stock certificates, prospectuses, reports and notices; interest on borrowed money; brokerage fees and commissions; taxes and fees payable to federal, state and other governmental agencies; fees of Trustees of the Master Trust who are not affiliated with NBAI; outside auditing expenses; outside legal expenses; fees of independent pricing services utilized by NBAI to value each Master Portfolio's assets; fees of any other service provider to the Master Trust (other than a sub-administrator engaged pursuant to Paragraph 4); or other expenses not specified in this Section 5(b) which may be properly payable by the Master Trust and which are approved by the Master Trust's President or Treasurer.

                  (3) The Master Trust will compensate NBAI for its services rendered pursuant to this Agreement in accordance with Schedule A. In addition, the Master Trust shall reimburse NBAI for certain reasonable out-of pocket distributions made in connection with fulfilling its obligations under the Agreement. The items eligible for reimbursement are set forth on Schedule A.

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         6. Limitation of Liability; Indemnification.

              (a) Stephens shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Master Trust in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from Stephens' willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof.

              (b) NBAI shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Master Trust in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from NBAI's willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof.

              (c) The Master Trust, on behalf of each Master Portfolio, will indemnify Stephens and/or NBAI against and hold each harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit relating to the particular Master Portfolio and not resulting from the willful misfeasance, bad faith or gross negligence of Stephens and/or NBAI in the performance of such obligations and duties or by reason of their reckless disregard thereof. Stephens and/or NBAI will not confess any claim or settle or make any compromise in any instance in which the Master Trust will be asked to provide indemnification, except with the Master Trust's prior written consent. Any amounts payable by the Master Trust under this Section 6(c) shall be satisfied only against the assets of the Master Portfolio involved in the claim, demand, action or suit and not against the assets of any other investment portfolio of the Master Trust.

         7. Effective Date; Termination of Agreement.

              (a) This Agreement shall become effective as of the date first set forth above and shall remain in full force and effect with respect to such Master Portfolio(s) unless terminated pursuant to the provisions of Section 7(c).

              (b) This Agreement may be terminated at any time without payment of any penalty, upon 60 days' written notice, by vote of the Board of Trustees of the Master Trust, by Stephens or by NBAI. Stephens and NBAI will each cooperate with and assist the Master Trust, its agents and any successor administrator or administrators in the substitution/conversion process.

              (c) Sections 6 and 9 shall survive this Agreement's termination.

         8. Amendments. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

         9. Confidentiality. All books, records, information and data pertaining to the business of the Master Trust, its prior, present or potential interestholders and NBAI's customers that are exchanged or received pursuant to the performance of Stephens' and/or NBAI's duties under this Agreement shall remain confidential and shall not be disclosed to any other person, except as specifically authorized by the Master Trust or as may be required by law, and shall not be used for any purpose other than performance of NBAI's and Stephens' responsibilities and duties hereunder.

         10. Service to Other Companies or Accounts. The Master Trust acknowledges that both Stephens and NBAI now act, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts, and as investment adviser, investment sub-adviser and/or administrator to other investment companies or series of investment companies, and the Master Trust has no objection to either Stephens or NBAI so acting. The Master Trust further acknowledges that the persons employed by both Stephens and NBAI to assist in the performance of their duties under this Agreement may not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of Stephens or NBAI or any affiliate of either to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

         11. Miscellaneous.

              (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Master Trust, Stephens or NBAI shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

              To the Master Trust:
              Nations Master Investment Trust
              111 Center Street, Suite 3000
              Little Rock, Arkansas  72201
              Attention:  Secretary

              To Stephens:
              Stephens Inc.
              111 Center Street, Suite 3000
              Little Rock, Arkansas  72201
              Attention:  Richard H. Blank, Jr.

              To NBAI:
              NationsBanc Advisors, Inc.
              One Bank of America Plaza
              33rd Floor
              Charlotte, NC  28255
              Attention:  Edward D. Bedard

              (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other parties.

              (c) This Agreement shall be construed in accordance with the laws of the State of Delaware.

              (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

              (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

              (f) This Agreement constitutes the entire agreement between the parties hereto with respect to the matters described herein.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

                                            STEPHENS INC.



                                            By:    /s/ Richard H. Blank, Jr.
                                                   ---------------------------
                                                   Richard H. Blank, Jr.
                                                   Senior Vice President


                                            NATIONSBANC ADVISORS, INC.



                                            By:    /s/ Edward D. Bedard
                                                   ---------------------------
                                                   Edward D. Bedard
                                                   Senior Vice President and
                                                   Chief Operating Officer


                                            NATIONS MASTER INVESTMENT TRUST



                                            By:    /s/ James E. Banks, Jr.
                                                   ---------------------------
                                                   James E. Banks, Jr.
                                                   Assistant Secretary

                                   SCHEDULE I



1.   Nations Intermediate Bond Master Portfolio
2.   Nations Blue Chip Master Portfolio
3.   Nations International Equity Master Portfolio
4.   Nations Marsico Focused Equities Master Portfolio
5.   Nations Marsico Growth & Income Master Portfolio
6.   Nations International Value Master Portfolio
7.   Nations High Yield Bond Master Portfolio
8.   Nations Marsico 21st Century Master Portfolio
9.   Nations Marsico International Opportunities Master Portfolio


Adopted:  December 2, 1998
Last Amended:  August 1, 2000


      IN WITNESS WHEREOF, the parties hereto have caused this amended Schedule I to be executed by their officers designated below as of the 1st day of August, 2000.


                                          STEPHENS INC.

                                           By:  /s/  Richard H. Blank, Jr.
                                              ----------------------------------
                                                Richard H. Blank, Jr.
                                                Senior Vice President

                                          BANC OF AMERICA ADVISORS, INC.
                                          (Formerly, NationsBanc Advisors, Inc.)

                                           By:  /s/  Edward D. Bedard
                                              ----------------------------------
                                                Edward D. Bedard
                                                Senior Vice President and Chief
                                                Operating Officer

                                          NATIONS MASTER INVESTMENT TRUST
                                          on behalf of the Master Portfolios

                                           By:  /s/  Carolyn Wyse
                                              ----------------------------------
                                                Carolyn Wyse
                                                Assistant Secretary

                                   SCHEDULE A


         For services rendered pursuant to this Agreement, the Master Trust will pay Stephens and NBAI, in the aggregate, an administration fee, computed daily and payable monthly, based on the annual rate of each Master Portfolio's daily net assets as follows:

         1.   Money Market Master Portfolios:                        0.05%

         2.   Fixed Income Master Portfolios:                        0.05%

         3.   International Master Portfolios:
              (except Nations Marsico International
              Opportunities Master Portfolio):                       0.05%

         4.   Domestic Equity Master Portfolios
              (except Nations Marsico Focused Equities
              Master Portfolio, Nations Marsico
              Growth & Income Master Portfolio
              and Nations Marsico 21st Century
              Master Portfolio):                                     0.05%

         5.   Nations Marsico Focused Equities
              Master Portfolio, Nations Marsico
              Growth & Income Master Portfolio,
              Nations Marsico 21st Century
              Master Portfolio, and Nations Marsico
              International Opportunities Master
              Portfolio:                                             0.10%



         It is understood and agreed among the parties that the aggregate administration fee payable hereunder shall be divided by and between Stephens and NBAI, as they may agree from time to time.


         In addition to the asset-based fee set forth above, the Master Trust shall reimburse Stephens, NBAI and any sub-administrator engaged pursuant to Paragraph 4 for certain reasonable out-of-pocket expenses incurred by them in connection with the performance of their respective duties hereunder.


         Reimbursable out-of-pocket expenses shall include the following: reasonable costs associated with postage (including overnight services), telephone, telecommunications (including facsimiles), duplicating, pricing services, and forms and supplies.

IN WITNESS WHEREOF, the parties hereto have caused this amended Schedule A to be executed by their officers designated below as of the 18th day of November, 1999.


                                       STEPHENS INC.

                                       By:   /s/ Richard H. Blank, Jr.
                                             -------------------------
                                             Richard H. Blank, Jr.
                                             Senior Vice President

                                       BANC OF AMERICA ADVISORS, INC.
                                       (Formerly, NationsBanc Advisors, Inc.)

                                       By:   /s/ Edward D. Bedard
                                             --------------------------------
                                             Edward D. Bedard
                                             Senior Vice President and Chief
                                             Operating Officer

                                       NATIONS MASTER INVESTMENT TRUST
                                       on behalf of the Master Portfolios

                                       By:   /s/ James E. Banks, Jr.
                                             -----------------------
                                             James E. Banks, Jr.
                                             Assistant Secretary

                                      B-1